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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anadarko Petroleum Corporation

We consent to the incorporation by reference in the registration statement on Form S-3 of Anadarko Petroleum Corporation of our report dated February 1, 2001, with respect to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the December 31, 2000 Annual Report on Form 10-K of Anadarko Petroleum Corporation and to the reference to our firm under the heading "Experts" in the registration statement incorporated herein by reference.

Our report refers to a change in method of accounting for foreign crude oil inventories, effective January 1, 2000.

/s/ KPMG LLP
Houston, Texas
March 5, 2002